Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of American National Bankshares Inc. of our reports dated March 9, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of American National Bankshares Inc., appearing in the Annual Report on Form 10-K of American National Bankshares Inc. for the year ended December 31, 2017.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus and Proxy Statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

December 14, 2018